Exhibit 10.1

TRIAD HOSPITALS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

September 1, 2005

TABLE OF CONTENTS

1.	Purpose		1

2.	Definitions and Construction.		1
	2.1	Definitions	1
	2.2	Captions; Section References	6
	2.3	Severability	6

3.	Administration.		6
	3.1	The Committee	6
	3.2	Authority of the Committee	6
	3.3	Decisions Binding	6
	3.4	Plan Administrator	7
	3.5	Costs and Expenses	7
	3.6	Indemnification	7

4.	Participation in the Plan.		7
	4.1	Notification of Participation	7
	4.2	Termination of Participation	7

5.	Benefits Under Plan.		7
	5.1	Normal Retirement Benefit	7
	5.2	Early Retirement Benefit	7
	5.3	Disability Benefit	8
	5.4	Death Benefit	8
	5.5	Termination for Cause	8
	5.6	Services After Termination	8

6.	Payment of Benefits.		8
	6.1	Basic Benefit	8
	6.2	Alternative Benefits	9
	6.3	Spousal Claims	9

7.	Benefits Upon Change in Control.		9
	7.1	Change in Control Benefit	9
	7.2	Company Funding of Rabbi Trust	9

8.	Beneficiaries		9

9.	Rabbi Trust		10

10.	Withholding		10

11.	Modification and Termination.		10
	11.1	Amendment and Termination	10
	11.2	Affect on Participants	10
	11.3	No Obligation to Continue Plan	10

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12.	Miscellaneous Provisions.		10
	12.1	Non-Transferability	10
	12.2	Payment of Benefits	11
	12.3	No Rights of Employment	11
	12.4	Applicable Law	11
	12.5	Payment to Minors	11
	12.6	No Tax Representations	11

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TRIAD HOSPITALS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1. Purpose. The purpose of the Triad Hospitals, Inc. Supplemental Executive Retirement Plan (“Plan”) is to advance the interest of Triad Hospitals, Inc., a Delaware corporation (“Company”), and its Affiliates by encouraging certain officers of the Company who are largely responsible for the long-term success and development of the Company to continue their employment with the Company. The Plan is also intended to assist the Company in attracting such employees and stimulating their efforts on behalf of the Company. The Plan is intended to provide benefits to a select group of management or highly compensated employees of the Company and its Affiliates, as defined for purposes of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and it shall be construed and operated to effectuate that intent.

2. Definitions and Construction.

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the meanings provided by such definitions, and the following words and phrases shall have the meanings specified below (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined), unless a different meaning is plainly required by the context:

(a) “Actuarially Equivalent” or “Actuarial Equivalent” shall mean a benefit of equivalent value calculated based on the 1994 Group Annuity Reserving Table and a discount rate equal to six percent (6%) per annum, compounded annually.

(b) “Affiliates” shall mean, with respect to the Company, any corporation or other entity of which at least a majority of its voting power, equity securities or equity interests is owned, directly or indirectly, by the Company.

(c) “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a DRO as having a right to receive all, or a portion of, the Plan benefits payable with respect to a Participant.

(d) “Annual Retirement Benefit” shall mean an amount equal to a Participant’s Final Average Earnings multiplied by 20%.

(e) “Beneficiary” shall mean the person or persons designated by a Participant pursuant to Section 8 to receive the benefits to which a Participant is entitled upon the death of the Participant.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cause” shall mean, but not be limited to, (i) the Participant’s willful and continued failure to substantially perform the Participant’s duties to the Company (except as a result of the Participant’s death or Total and Permanent Disability); (ii) the Participant’s conviction for, or plea of nolo contendere to, a felony or any crime involving moral turpitude; (iii) the Participant’s engagement in any malfeasance, fraud or dishonesty of a substantial nature in connection with the Participant’s position with the Company; or (iv) such other willful act by the Participant that materially damages the reputation of the Company.

(h) “Change in Control” shall, for purposes of the Plan, mean the occurrence of any of the following:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.1(h)(1), Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or (B) an Affiliate, or (ii) the Company or any Affiliate; or

(2) The individuals who, as of the date the Company issues any class of securities required to be registered under section 12 of the Exchange Act, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if (i) such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, or (ii) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 2.1(h)(1) or this Section 2.1(h)(2); or

(3) Consummation, after approval by stockholders of the Company, of:

(A) A merger, consolidation or reorganization (“Merger”) involving the Company, unless:

(i) the stockholders of the Company, immediately before such Merger, own, directly or indirectly, immediately following such Merger, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such Merger or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(iii) no Person (other than the Company, any Affiliate, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Affiliate, or any Person who, immediately prior to such Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities; or

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all, or substantially all, of the assets of the Company to any Person (other than a transfer to an Affiliate).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company, which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, a Change in Control shall occur.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor.

(j) “Committee” shall mean the Compensation Committee of the Board or its successor, or any other committee or individual appointed as provided in Section 3.

(k) “Compensation” shall mean only (i) the gross annual salary actually paid to a Participant, including deferrals of salary pursuant to sections 125, 402(a)(3), 402(h), 403(b) or 457(b) of the Code, deferrals to the Triad Hospitals, Inc. Management Stock

Purchase Plan, deferrals to the Triad Hospitals, Inc. Deferred Compensation Plan and elective deferrals of salary by a Participant under any other deferred compensation plan maintained by the Company or an Affiliate, other than this Plan, if any; plus (ii) the bonus actually paid to a Participant pursuant to the Triad Annual Incentive Plan or pursuant to a successor bonus arrangement designated by the Committee.

(l) “Disabled Participant” shall mean any Participant who has satisfied all of the following conditions: (i) the Participant has been credited with at least three (3) years of Service following the Effective Date of the Plan, (ii) the Participant is at least 55 years old, (iii) the Participant has terminated employment with the Company and all Affiliates, and (iv) the Participant is subject to a Total and Permanent Disability that caused the termination of employment.

(m) “DRO” shall mean a domestic relations order that is a judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law) and that:

(1) Creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable with respect to a Participant under the Plan;

(2) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

(3) Does not require the Plan to provide increased benefits (determined on the basis of actuarial value);

(4) Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a DRO; and

(5) Clearly specifies: (i) the name and last known mailing address of the Participant and of each Alternate Payee covered by the DRO; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or payment periods to which such order applies; and (iv) that it is applicable with respect to this Plan.

(n) “Early Retirement Date” shall mean the first day on which a Participant has satisfied all of the following conditions: (i) the Participant has been credited with at least twelve (12) years of Service, (ii) the Participant is at least 55 years old but not yet 60 years old, and (iii) the Participant has been credited with at least three (3) years of Service following the Effective Date of the Plan.

(o) “Effective Date” shall mean September 1, 2005.

(p) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(q) “Final Average Earnings” shall mean for a Participant an amount equal to the quotient of (i) the sum of the Participant’s Compensation actually paid to the Participant during the Participant’s last three completed calendar years of Service preceding the calendar year in which occurs the date of the Participant’s termination of employment with the Company and its Affiliates, divided by (ii) three.

(r) “Monthly Retirement Benefit” shall mean a monthly amount payable to a Participant computed as provided in the Plan.

(s) “Normal Retirement Date” shall mean the first day on which a Participant has satisfied all of the following conditions: (i) the Participant has been credited with at least twelve (12) years of Service, (ii) the Participant is at least 60 years old, and (iii) the Participant has been credited with at least three (3) years of Service following the Effective Date of the Plan.

(t) “Officer” shall mean any employee of the Company or an Affiliate who has been appointed by the Board to a position carrying the title of Senior Vice President of the Company, Executive Vice President of the Company, Division President, or the Chief Executive Officer of the Company for the period during which he or she has that position.

(u) “Participant” shall mean any Officer.

(v) “Plan Administrator” shall mean the Committee, or such other person or entity as may be named in Section 3.4.

(w) “Rabbi Trust” shall mean the trust to be established by the Company in accordance with the provisions of Section 9.

(x) “Retired Participant” shall mean any Participant who has terminated employment with the Company and all Affiliates and who is entitled to receive a Monthly Retirement Benefit.

(y) “Service” shall mean all completed years of uninterrupted service with the Company and any Affiliate, whether before or after the Effective Date of the Plan. For the purpose of determining a year of Service, (i) a year shall be twelve complete, calendar months of full time employment by the Company or an Affiliate, (ii) a year shall begin on the first day of the calendar month that includes the Participant’s date of hire, as determined by the books and records of the Company (the “Date of Hire”), and the first day of the calendar month that includes each anniversary of the Participant’s Date of Hire, (iii) a year shall continue through the last day of the month in which the Participant terminates employment with the Company and all Affiliates, and (iv) years of Service earned before a Participant terminates employment with the Company and all Affiliates shall be disregarded completely for purposes of determining years of Service under the Plan if such a Participant subsequently returns to employment with the Company or an Affiliate.

(z) “Surviving Spouse” shall mean a person legally married to the Participant, as determined under the policies and procedures for such a determination under the Triad Hospitals, Inc. Retirement Savings Plan in effect at the time of the Participant’s death, who survives the death of the Participant.

(aa) “Total and Permanent Disability” shall mean a Participant’s being “disabled” within the meaning of section 409(A)(a)(2)(C) of the Code.

2.2 Captions; Section References. Section titles or captions contained in the Plan are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of the Plan, or the intent of any provision of the Plan. All Plan references to Sections refer to Sections of the Plan, unless the context clearly requires otherwise.

2.3 Severability. If any provision of the Plan, or its application to any person, entity or circumstances, is determined to be invalid or unenforceable to any extent, the remainder of the Plan, and the application of such provision to other persons, entities or circumstances, shall not be affected by that determination, and the Plan shall be enforced to the greatest extent permitted by law.

3. Administration.

3.1 The Committee. The Plan shall be administered by the Plan Administrator.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Plan Administrator shall have full authority to:

(a) Resolve questions concerning whether an employee of the Company or an Affiliate is an Officer.

(b) Construe and interpret the Plan.

(c) Establish, amend and rescind rules and regulations for the Plan’s administration.

(d) Make all other determinations which may be necessary or advisable for the administration of the Plan.

To the extent permitted by law, the Plan Administrator may delegate its authority under the Plan.

3.3 Decisions Binding. All determinations and decisions made by the Plan Administrator pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, employees, Participants and their estates, and Beneficiaries.

3.4 Plan Administrator. For purposes of ERISA, the Committee is the Plan Administrator. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. The Plan Administrator and the claimant shall follow the claims procedures set forth in Department of Labor Regulations §2560.503-1 that are applicable to claims made under plans subject to section 503 of ERISA other than group health plans and disability plans, both as defined in the cited regulation, to resolve asserted claims for benefits.

3.5 Costs and Expenses. In discharging its duties under the Plan, the Plan Administrator may employ such counsel, accountants and consultants as it deems necessary or appropriate. The Company shall pay all costs of such third parties and any other expenses incurred by the Plan Administrator with respect to the Plan.

3.6 Indemnification. No member of the Committee, nor any Officer or other employee of the Company or an Affiliate, acting on behalf of the Committee or the Company with respect to the Plan, shall be personally liable for any action, determination or interpretation taken (or not taken) or made (or not made) in good faith with respect to the Plan, and all members of the Committee, and each and every Officer and other employee of the Company acting on their behalf with respect to the Plan, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Participation in the Plan.

4.1 Notification of Participation. Each Officer shall be a Participant and shall be notified that he or she is a Participant under the Plan.

4.2 Termination of Participation. A Participant (i) who ceases to be an Officer (as determined by the Board or the Plan Administrator), or (ii) who terminates employment with the Company and all Affiliates for any reason other than death, shall not be entitled to any benefits under the Plan unless cessation as an Officer or termination of employment occurs after the Participant has actually reached (or has been deemed to reach, under Section 5.3, or deemed to have exceeded, under Section 7.1) the Participant’s Early Retirement Date.

5. Benefits Under Plan.

5.1 Normal Retirement Benefit. Except as otherwise provided in Section 5.5 and Section 5.6, a Participant who retires on or after the Participant’s Normal Retirement Date shall be entitled to receive a Monthly Retirement Benefit under the Plan, commencing with the first day of the month following the date the Participant retires and continuing in the form and for the period provided in Section 6.1, in a monthly amount equal to one-twelfth (1/12th) of the Participant’s Annual Retirement Benefit.

5.2 Early Retirement Benefit. Except as otherwise provided in Section 5.5 and Section 5.6, a Participant who retires on or after the Participant’s Early Retirement Date, but before his Normal Retirement Date, may receive benefits under the Plan in accordance with this Section. Commencing with the first day of the month following the Participant’s retirement under this Section and continuing in the form and for the period provided in Section 6.1, the Participant shall be entitled to a benefit computed in the manner set forth in Section 5.1, except that notwithstanding anything in the Plan to the contrary, the amount of the Annual Retirement Benefit computed under Section 5.1 for purposes of this Section shall be reduced by five percent (5%) per year for each year that payments under this Section begin before the Participant’s Normal Retirement Date.

5.3 Disability Benefit. Except as otherwise provided in Section 5.5 and Section 5.6, a Participant who becomes a Disabled Participant before the Participant’s Early Retirement Date (i) shall for purposes of determining entitlement to a benefit under this Section, be deemed to have reached his or her Early Retirement Date on the date he or she terminated employment with the Company and all Affiliates as a result of a Total and Permanent Disability, and (ii) shall be entitled to a benefit under this Section computed and paid in the manner set forth in Section 5.2. Notwithstanding anything in this Section to the contrary, if any Plan payment under this Section would reduce the amount payable to the Participant under any disability program of the Company, Plan payments under this Section will not start until such time that the Plan payments will not result in such a reduction.

5.4 Death Benefit. If a married Participant who has reached his or her Early Retirement Date dies while an employee of the Company or an Affiliate, a death benefit shall be paid to the deceased Participant’s Surviving Spouse. Such death benefit shall be one-half (1/2) of the Participant’s Monthly Retirement Benefit as of the Participant’s date of death, computed as if the deceased Participant had retired under Section 5.2 on his or her date of death. Such death benefit shall be paid monthly, beginning immediately, to the deceased Participant’s Surviving Spouse for the lifetime of the Surviving Spouse.

5.5 Termination for Cause. If a Participant’s employment with the Company or an Affiliate is terminated due to Cause, then notwithstanding anything else set forth in the Plan, such Participant shall not be entitled to receive any benefit under the Plan.

5.6 Services After Termination. A Participant will forfeit all benefits due under the Plan, will receive no payments under the Plan and will repay all benefits already paid under the Plan if, within three (3) years after the Participant terminates employment with the Company and all Affiliates, the Participant renders services for any healthcare organization. The Committee may expressly waive in writing the application of this Section to a Participant.

6. Payment of Benefits.

6.1 Basic Benefit. The form of payment of the Annual Retirement Benefit (other than in the case of death) of a Participant who is not legally married on the date payments begin under the Plan shall be a Monthly Retirement Benefit payable on the first day of each month for the lifetime of the Participant. The form of payment of the Annual Retirement Benefit of a Participant who is legally married on the date payments begin under the Plan (other than in the case of death) shall be a monthly benefit, Actuarially Equivalent to the Participant’s Monthly Retirement Benefit, payable on the first day of each month for the lifetime of the Participant, with one-half (1/2) of such amount continuing to be paid to the Participant’s Surviving Spouse after the Participant’s death, for the lifetime of the Surviving Spouse. Notwithstanding the foregoing in this Section, if the Actuarially Equivalent present value of a Retired Participant’s Monthly Retirement Benefit is $50,000 or less, then the benefit to which the Participant shall be entitled shall be paid to the Participant in a single lump sum as soon as is reasonably possible.

6.2 Alternative Benefits. A Participant may not request an alternate form of payment of his or her benefits under the Plan.

6.3 Spousal Claims. An Alternate Payee may be awarded all or a portion of the Participant’s benefits pursuant to the terms of a DRO, in which case such benefits will be payable to the Alternate Payee at the same time and in the same form of payment as the Participant’s. Any taxes or other legally required withholdings from payments to such Alternate Payee shall be deducted and withheld by the Company. The Plan Administrator shall have sole and absolute discretion whether a judgment, decree or order is a DRO, to determine whether a DRO shall be accepted for purposes of this Section and to make interpretations under this Section, including determining who is to receive benefits, all calculations of benefits and determinations of the form of such benefits, and the amount of taxes to be withheld. The decisions of the Plan Administrator shall be binding on all parties with an interest. Any benefits payable to an Alternate Payee pursuant to the terms of a DRO shall be subject to all provisions and restrictions of the Plan, and any dispute regarding such benefits shall be resolved pursuant to the Plan’s claims procedure in Section 3.

7. Benefits Upon Change in Control.

7.1 Change in Control Benefit. In the event of a Change in Control, the Plan benefit of each Participant, determined using the provisions of this Section, will be fully vested immediately, and each Participant will, for purposes of entitlement to benefits under the Plan, be deemed to have satisfied immediately all of the following conditions: (i) the Participant will be deemed to have reached age 60, (ii) the Participant will be deemed to have three (3) years of Service following the Effective Date, and (iii) the Participant will be deemed to have twelve (12) years of Service. The benefit of each Participant, determined using the provisions of this Section with no reductions for payment before age 60, if applicable, shall be paid to the Participant as provided in Section 5.1 once the Participant reaches age 55, or if later, immediately upon the occurrence of the Change in Control.

7.2 Company Funding of Rabbi Trust. In the event of a Change in Control, the Company irrevocably agrees to immediately contribute to the rabbi trust described in Section 9 the cash needed to fully fund, on a Plan termination basis taking into consideration the assets of the rabbi trust at the time, each Participant’s Annual Retirement Benefit, computed as provided in Section 7.1, as of the Change in Control.

8. Beneficiaries. Each Participant shall have the right, by giving written notice to the Plan Administrator on such form as the Plan Administrator shall adopt, to designate a Beneficiary or Beneficiaries to receive payments which become available under the Plan to a beneficiary other than a Surviving Spouse, if any, should the Participant die. A Participant may change the designated Beneficiary by filing a new beneficiary designation form with the Plan Administrator. If a Participant dies and has not designated a Beneficiary to receive death benefits not payable to a Surviving Spouse, the estate of the deceased Participant shall be deemed to be the designated Beneficiary.

9. Rabbi Trust. The Company intends to establish a rabbi trust of which the Company would be considered the owner for Federal income tax purposes in connection with this Plan. The rabbi trust will be established to provide a source of funds to enable the Company to make payments to the Participants and Surviving Spouses pursuant to the terms of the Plan. Payments to which Participants are entitled under the terms of the Plan shall be paid out of the rabbi trust to the extent of its assets. The assets of the rabbi trust will be subject to the claims of general creditors of the Company. The rabbi trust created under this Section is intended to satisfy the requirements necessary for it to qualify as a “rabbi trust” under Revenue Procedure 92-64, 92-2 Cum. Bull. 422, or its successor, and section 409A of the Code.

10. Withholding. The Company shall have the right to withhold from Plan payments to be made to any Participant or Beneficiary all amounts required to be so withheld under applicable law, including, but not limited to, the Code.

11. Modification and Termination.

11.1 Amendment and Termination. The Company reserves the right at any time, by action of the Board, to modify or amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan; provided, however, that notwithstanding the foregoing, in the event of a Change in Control, the Company’s obligation under Section 7.2 may not be decreased or avoided.

11.2 Affect on Participants. Notwithstanding the provisions of Section 11.1, no amendment, modification or termination of the Plan, other than an amendment or modification in order for the Plan to comply with provisions of section 409A of the Code and other applicable law, now or in the future, shall adversely affect:

(a) The Monthly Retirement Benefit of any Participant, or of the Surviving Spouse or Beneficiary of any Participant, who has retired or died prior to an action taken under Section 11.l.

(b) The right of any Participant then employed by the Company or an Affiliate who has a nonforfeitable entitlement to a benefit under the Plan to receive upon the Participant’s death, retirement, or Total and Permanent Disability or the occurrence of a Change in Control, the benefit to which such person would have been entitled under the Plan prior to the amendment, modification or termination.

11.3 No Obligation to Continue Plan. Although it is the intention of the Company that the Plan shall be continued indefinitely, the Plan is entirely voluntary on the part of the Company, and the continuance of the Plan is not a contractual obligation of the Company.

12. Miscellaneous Provisions.

12.1 Non-Transferability. Neither the interest of a Participant or any other person in the Plan, nor Plan benefits payable, shall be subject to the claim of creditors of a Participant, Surviving Spouse or Beneficiary and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor anyone else may assign, sell, pledge or otherwise encumber any of their beneficial interest in the Plan, nor shall any such benefits be in any manner liable for, or subject to, the deeds, contracts, liabilities, engagements or torts of any Participant, Surviving Spouse or Beneficiary. All such payments and rights thereto are expressly declared to be non-assignable and non-transferable, any such attempted assignment or transfer shall be null and void ab initio, and in the event of any attempted assignment or transfer (whether voluntary or involuntary) by a Participant, Surviving Spouse or a Beneficiary, the Company shall have no further liability under the Plan to such Participant, Surviving Spouse or Beneficiary.

12.2 Payment of Benefits. Although the Company intends to establish the rabbi trust to fund its obligations under the Plan, the rights of Participants and Beneficiaries to receive payments under the Plan shall constitute only a general claim against the Company and will not be a lien or claim on any specific assets of the Company.

12.3 No Rights of Employment. The Plan shall not be deemed to constitute a contract of employment between a Participant and the Company or an Affiliate. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employment of the Company or an Affiliate. The Plan shall not interfere in any way with the Company’s or an Affiliate’s right to discharge a Participant at any time, regardless of the effect which such discharge would have upon such Participant under the Plan, and such actions by the Company or an Affiliate in discharging any Participant shall not be deemed a breach of contract, nor give rise to any rights or actions in favor of such Participant.

12.4 Applicable Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to its conflict of laws rules.

12.5 Payment to Minors. In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, make such payment to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and the receipt by such guardian, committee, relative or other person shall be a complete discharge of the Company, without any responsibility on its part or on the part of the Committee to see to the application of the payment.

12.6 No Tax Representations. The Company makes no representation to Participants or Beneficiaries regarding current or future income tax ramifications of the Plan.

In Witness Whereof, the Company has caused the Plan to be executed by its duly authorized officer the              day of                 , 2005.

TRIAD HOSPITALS, INC.

By:
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